FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: June 23, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5. Other Events

On June 23, 1997, the Company issued the following press release:


"FOR IMMEDIATE RELEASE
June 23, 1997

CONTACT
Neil Mc Dermott (215) 841-4122

PECO ENERGY AUTHORIZES REPURCHASE OF COMMON STOCK

PECO Energy Company's Board of Directors authorized the repurchase of up to twenty million shares of its common stock from time to time in open market, privately negotiated and/or other types of transactions in conformity with the rules of the Securities and Exchange Commission. This authorization is in addition to the authorization granted by the Board in April 1997 to repurchase up to five million shares of common stock. Pursuant to the April authorization, the Company has entered into a forward transaction permitting it to acquire five million shares of its common stock."

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                               s\ J. B. Mitchell
                                                        Vice President - Finance
                                                                   and Treasurer


June 23, 1997